Exhibit 10.5

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Distributor Agreement

between

Sorbion GmbH & Co KG,
a company based in Senden, Germany, incorporated under the laws of the Federal Republic of Germany, registered with the commercial register of the local court of Coesfeld, Germany, under HRA 6688, represented by its general partner SORBION Verwaltungs GmbH which is represented by its managing director Michael Stonner and proxy Olaf Ohm, business address: Im Südfeld 11, 48308 Senden, Germany,

(hereinafter referred to as “SORBION”)

and

Alliqua Biomedical, Inc.,
a company based in New York, New York, incorporated under the laws of Florida, business address: 850 Third Avenue, Suite 1801, New York, NY 10022, USA

(hereinafter referred to as „ALLIQUA“)

(SORBION and ALLIQUA collectively hereinafter referred to as “PARTIES” and each as “PARTY”)

WHEREAS, SORBION is designing, manufacturing and selling wound care-products for hydro active wound management;

WHEREAS, ALLIQUA is a wound management and drug delivery company and is willing to sell the PRODUCTS of SORBION to third parties within the countries listed in Exhibit A (hereinafter the “TERRITORY”);

WHEREAS, SORBION is willing to appoint ALLIQUA with this distributor agreement (the “AGREEMENT”) as its distributor for the sale of some of its products to third parties residing in the TERRITORY;

Now, therefore, in consideration of the terms and conditions set forth hereunder, the PARTIES convene and agree as follows:

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

section 1
Appointment as distributor, legal position of the distributor

(1)
SORBION hereby appoints ALLIQUA as its distributor for the sale of the products listed in Exhibit B (including Annex 1, Annex 2 and Annex 3 to Exhibit B) and – subject to para (2) below – all product line extensions of any of the foregoing (hereinafter referred to as “PRODUCTS”) within the TERRITORY. ALLIQUA accepts such appointments. The specifications of the PRODUCTS are described in Exhibit B (Annex 1, Annex 2 and Annex 3). SORBION represents and warrants that the grant of rights to ALLIQUA under this AGREEMENT does not conflict with any agreement that SORBION has with any third party.

(a)
ALLIQUA’s rights to distribute the PRODUCTS listed in Exhibit B, Annex 1 and – subject to para (2) below – all product line extensions of any of the foregoing (collectively, the “ANNEX 1 PRODUCTS”) shall be exclusive (even as to SORBION) in the TERRITORY; provided, however, that notwithstanding such exclusivity, a certain third party distributor of SORBION, Systagenix Wound Management (“SYSTAGENIX”), shall have the right to distribute the ANNEX 1 PRODUCTS in the TERRITORY on a private-label basis under SYSTAGENIX’s brand pursuant to an agreement between SYSTAGENIX and SORBION that exists as of the date of this AGREEMENT. If SYSTAGENIX’s right to distribute the ANNEX 1 PRODUCTS in the TERRITORY expires or is terminated, then ALLIQUA’s rights to distribute the ANNEX 1 PRODUCTS shall automatically become exclusive in all respects.

(b)
As of the date of this AGREEMENT, ALLIQUA’s rights to distribute the PRODUCTS listed in Exhibit B, Annex 2 and – subject to para (2) below – all product line extensions of any of the foregoing (collectively, the “ANNEX 2 PRODUCTS”) shall be exclusive (even as to SORBION) in the TERRITORY; provided, however, that notwithstanding such exclusivity, a certain third party distributor of SORBION, Carolon Company (“CAROLON”), shall have the right to distribute the ANNEX 2 PRODUCTS in the TERRITORY (in addition to ALLIQUA’s right to distribute the ANNEX 2 PRODUCTS in the TERRITORY) pursuant to an agreement between CAROLON and SORBION that exists as of the date of this AGREEMENT. If CAROLON’s right to distribute the ANNEX 2 PRODUCTS in the TERRITORY expires or is terminated (or is assigned to ALLIQUA), then ALLIQUA’s rights to distribute the ANNEX 2 PRODUCTS shall automatically become exclusive in all respects.

(c)
ALLIQUA’s rights to distribute the PRODUCTS listed in Exhibit B, Annex 3 and – subject to para (2) below – all product line extensions of any of the foregoing (collectively, the “ANNEX 3 PRODUCTS”) shall be exclusive (even as to SORBION) in the TERRITORY at all times during the term of this AGREEMENT.

(2)
The Parties upon mutual agreement may modify Exhibit B (Annex 1, Annex 2 and Annex 3). For the avoidance of doubt, SORBION has the sole discretion which product line extension may be distributed in the TERRITORY. Therefore, if a product line extension is distributed outside the TERRITORY but Sorbion decides not to distribute this product line extension in the TERRITORY, ALLIQUA may not sell the respective product line extension in the TERRITORY.

(3)
The basis of the legal relationship between the PARTIES, in relation to all processes connected with this AGREEMENT, is exclusively this AGREEMENT as well as the General Terms and Conditions of Sale and Transfer of SORBION that are attached as Exhibit C, which shall be applicable to the individual purchase contracts still to be concluded (see below section 2). Conflicting, deviating or additional agreements do not exist, except as attached as exhibits to this AGREEMENT or except with respect to the design, packaging and labeling agreement referenced below in section 1(4). SORBION does not acknowledge any general terms and conditions of ALLIQUA. Even if a purchase contract is performed without reservation in the knowledge of conflicting or deviating terms and conditions of ALLIQUA, this shall not constitute a consent of SORBION to their application.

(4)
ALLIQUA shall buy the PRODUCTS directly from SORBION in its own name and on its own account, and then shall sell them under the respective trademark (e. g. “SORBION”, “SORBION sachet”, “SORBION sachet S” or “SORBION sana”) with the design, packaging and labeling as agreed by the PARTIES (such agreement not to be unreasonably withheld or delayed), to third parties domiciling within the TERRITORY in its own name and on its own account. ALLIQUA is free in determining its selling prices.

(5)
Nothing in this AGREEMENT shall constitute the right of ALLIQUA to act as an agent of SORBION to represent SORBION in any way whatsoever. ALLIQUA is not entitled to conclude legal transaction on behalf of SORBION. For the avoidance of doubt, ALLIQUA is an independent enterprise and not an employee of SORBION.

(6)	ALLIQUA is in a position to assess the financial chances and risks of the activity hereby contractually assumed. SORBION is therefore not responsible for the profitability of the business of ALLIQUA.

(7)
ALLIQUA shall not be entitled to engage subcontractors or any third party as its subagent or the alike with respect to marketing of the PRODUCTS without having obtained SORBION´s prior written approval to do so, such approval not to be unreasonably withheld; provided, however, that for the avoidance of doubt, SORBION’s approval will not be required for ALLIQUA to: (i) sell PRODUCTS through wholesalers, Group Purchasing Organizations (“GPOs”) and other third parties as are customarily involved in the distribution and sale of medical device products in the TERRITORY or (ii) use contract sales organizations or other independent sales representatives in connection with the marketing of the PRODUCTS.

(8)
ALLIQUA acknowledges SORBION's policy of working with local partners and granting them exclusivity for certain countries and regions outside the TERRITORY: ALLIQUA agrees not to interfere with this policy. ALLIQUA is not allowed to actively initiate, support and accomplish soliciting any sales of the PRODUCTS outside the TERRITORY. ALLIQUA shall limit its efforts to advertise and solicit sales of the PRODUCTS to activities executed within the TERRITORY, unless customers from outside the TERRITORY have solicited for quotations and/or deliveries without prior inducement by ALLIQUA (passive distribution). ALLIQUA will not ship or sell any customer outside the TERRITORY without the expressed written approval of SORBION. Sale and distribution in the European Union, Switzerland, Turkey and Australia explicitly is reserved to SORBION and its other distributors. ALLIQUA will inform its customers that the PRODUCTS are for sale in the TERRITORY only. Should ALLIQUA determine that PRODUCTS are being sold outside the TERRITORY by a customer from within the TERRITORY, ALLIQUA will notify SORBION so that appropriate action may be taken.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

section 2
Purchase, sale and delivery of PRODUCTS, prices

(1)
ALLIQUA will undertake commercially reasonable efforts to enhance the sale of the PRODUCTS. ALLIQUA will undertake commercially reasonable efforts to achieve a regular flow of orders and take-offs of the PRODUCTS during each calendar year. ALLIQUA is obliged to protect the interests and reputation of SORBION and not to do anything which would endanger the reputation, market position or creditworthiness of SORBION or otherwise damage SORBION. ALLIQUA undertakes to discuss with SORBION at regular intervals the objectives and strategies for the sale of PRODUCTS in the TERRITORY.

(2)
SORBION sells the PRODUCTS on the basis of its General Terms and Conditions of Sale and Transfer attached as Exhibit C and which can be amended from time to time upon the mutual, written agreement of the PARTIES. The provisions of this AGREEMENT shall have in case of contradiction priority over the General Terms and Conditions of Sale and Transfer. For the avoidance of doubt, and without limiting the foregoing, the PARTIES agree that the following provisions set forth in the General Terms and Conditions of Sale and Transfer shall have no effect, as such provisions address matters that are covered in the main body of this AGREEMENT: Section II(1), Section III, Section IV(1). For the avoidance of doubt, the sale of PRODUCTS are on basis of Section XIII of the General Terms and Conditions of Sale and Transfer.

(3)
Except as provided below as well as in Section 2(3) and Section 2(5) below, SORBION will accept all Product orders that are issued by ALLIQUA and that are consistent with the valid price list (see para. (6) below). However, the individual purchase contract shall come into effect only on acceptance of the order of ALLIQUA by SORBION. SORBION shall send an order confirmation. SORBION is entitled to stop accepting orders for the PRODUCTS, only to the extent SORBION decides to do so generally for all markets worldwide, after informing ALLIQUA in writing with a notice period of six months. Orders of ALLIQUA accepted by SORBION before the end of such notice period shall remain unaffected. Further, SORBION may decide to not to accept orders if the respective Products are – pursuant SORBION’s sole discretion – not marketable or defective or if there is the risk or suspicion that the respective Products do not comply with the requirements set out in Section 4(1) below.

(4)	SORBION will deliver PRODUCTS to ALLIQUA by the delivery date set forth on ALLIQUA’s order, provided that such delivery date is no sooner than 30 days after the date of such order.

(5)
Events of force majeure hindering the Parties in fulfilling their contractual obligations in part or in total, shall exempt and free the relevant Party from its obligation to fulfill this contract until the events of force majeure do not exist anymore. The following shall be regarded as events of force majeure: fire, natural disaster, war, revolution, riots, acts of terrorism, shortage of raw materials, strike, lockouts, disturbances in seller’s business or business of suppliers, acts of government or authority.  The other Party may terminate the contract if the event of force majeure lasts for more than six months or if the party terminating the contract can reasonably demonstrate that it would be unreasonable for the party to continuously be bound by the contract.

(6)
SORBION is free to determine its prices and conditions. At least 30 days before the beginning of each calendar year starting with 2015, SORBION shall send ALLIQUA the valid price list which shall remain in effect for the duration of such calendar year. The currently valid price list which shall remain in effect for calendar years 2013 and 2014 is attached to this AGREEMENT as Exhibit D. The prices according to Exhibit D are ex works and have to be paid within 30 days after date of invoice with 3% deduction or 45 days after date of invoice without deduction.  SORBION will invoice ALLIQUA for each PRODUCT order upon shipment of the PRODUCTS covered by the order to ALLIQUA.  For the avoidance of doubt, prices do not include any import taxes, sales taxes, duty or other governmental fees which have to be paid by ALLIQUA.   Notwithstanding anything to the contrary:  (i) Sorbion will pay for fifty percent (50%) of Shipment Costs (as defined below) with respect to PRODUCT orders that are for less than 50.000,00 € and (ii) Sorbion will pay for one hundred percent (100%) of Shipment Costs with respect to PRODUCT orders that are equal or above 50.000,00 €.  “Shipment Costs” means the following costs associated with an order of PRODUCTS:  (i) shipping costs (via a mutually agreed upon means of shipping), (ii) other logistics costs, including customs clearance costs and (iii) import taxes, sales taxes, duties and other governmental fees.

(7)	In cases of late payment for PRODUCTS that conform to the requirements of this AGREEMENT, SORBION is entitled to claim interest in the amount of 8 % p. a. Further claims for damages remain unaffected.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

section 3
Exclusivity

(1)
ALLIQUA shall act as SORBION´s exclusive distributor for the PRODUCTS within the TERRITORY for the term of this AGREEMENT (subject to the limited exceptions provided for in Sections 1(1)(a) and (b) and also subject to ppara. (3) and (4) below). As long as exclusivity is granted to ALLIQUA, SORBION will not itself sell any PRODUCTS into the TERRITORY or appoint any third party to sell PRODUCTS into the TERRITORY (other than the existing appointments of SYSTAGENIX and CAROLON as distributors of ANNEX 1 PRODUCTS and ANNEX 2 PRODUCTS, respectively, as provided in Sections 1(1)(a) and (b)) without ALLIQUA’s approval. In addition, SORBION agrees that it will use its best efforts to insure that the PRODUCTS are not sold from another territory into the TERRITORY.

(2)
The exclusivity granted to ALLIQUA under this AGREEMENT is conditioned on ALLIQUA purchasing from SORBION, during calendar year 2014 and each calendar year thereafter during the term of this AGREEMENT, PRODUCTS for an aggregate purchase price that equals or exceeds the minimum purchase amount that is set forth for such calendar year on Exhibit E (the “MINIMUM ANNUAL PURCHASE AMOUNT”). If ALLIQUA fails to make PRODUCT purchases for payments that, in the aggregate, equal or exceed the MINIMUM ANNUAL PURCHASE AMOUNT for a given calendar year, then ALLIQUA may, at its sole discretion, cure such failure by paying SORBION, within 45 days after the end of such calendar year, an amount equal to such MINIMUM ANNUAL PURCHASE AMOUNT minus the aggregate payments made by ALLIQUA for PRODUCT purchases for such year. SORBION’s sole and exclusive remedy for any failure by ALLIQUA to pay the MINIMUM ANNUAL PURCHASE AMOUNT for a given calendar year shall be as set forth below in Section 3(3), Section 3(4) and Section 3(5).

(3)
If ALLIQUA fails to pay the applicable MINIMUM ANNUAL PURCHASE AMOUNT for a given calendar year in accordance with para. (2) above, SORBION is entitled to terminate the exclusivity right of ALLIQUA immediately and convert ALLIQUA’s rights under this AGREEMENT to non-exclusive rights. In addition, if ALLIQUA fails to pay the MINIMUM ANNUAL PURCHASE AMOUNT in accordance with para. (2) above for two subsequent calendar years, SORBION shall have the right to terminate this AGREEMENT in its entirety upon ninety (90) days prior, written notice to ALLIQUA.

(4)
Notwithstanding anything to the contrary, ALLIQUA shall not be required to purchase the MINIMUM ANNUAL PURCHASE AMOUNT in order to retain the exclusivity granted to ALLIQUA under this AGREEMENT, and SORBION shall have no termination right under Section 3(3) above, if SORBION fails to supply PRODUCTS to ALLIQUA that meet the requirements of this AGREEMENT, whether on account of an Event of Force Majeure, on account of SORBION no longer accepting orders pursuant to Section 2(3) with regard to any PRODUCT or a cessation of sales pursuant to Section 4(6) with regard to any PRODUCT, or otherwise. Further, ALLIQUA shall not be required to purchase the MINIMUM ANNUAL PURCHASE AMOUNT regarding the calendar year 2014 in order to retain the exclusivity granted to ALLIQUA under this AGREEMENT, and SORBION shall have no termination right under Section 3(3) above, if ALLIQUA acquires CAROLON’s rights to distribute the ANNEX 2 PRODUCTS in the TERRITORY.

(5)
Further, any material breach of this AGREEMENT by ALLIQUA will entitle SORBION to terminate the exclusivity by providing ALLIQUA with thirty (30) days prior, written notice of such termination; provided, however, that such exclusivity will not terminate if ALLIQUA cures such breach by the end of such thirty (30) day period. This shall not affect any other rights or remedies of SORBION arising from such failure, especially the right to terminate the whole AGREEMENT in accordance with section 10.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

section 4
Agreement of Quality Assurance

(1)
SORBION declares conformity with the essential requirements as stated in Annex I of the European medical device directive 93/42/EEC and confirms to maintain a complete quality management system as required by Annex II of 93/42/EEC. SORBION represents, warrants and covenants that the PRODUCTS at all times shall be: (i) labeled internationally, including English language and English language instructions for use, and in compliance with all applicable laws and regulations in the TERRITORY and (ii) the PRODUCTS at all times shall meet all applicable laws and regulations pertaining to the sale of the PRODUCTS in the TERRITORY. If legal provisions or authority directives in the TERRITORY require a change in the PRODUCTS ALLIQUA is obliged to inform SORBION.

(2)
ALLIQUA is obliged to ensure that its marketing practices with respect to the PRODUCTS complies with local or other laws. ALLIQUA is liable for any damages, financial or of any other kind, which are caused by failure to meet the foregoing requirement.

(3)
ALLIQUA will comply with all statutory and/or official regulations, laws, instructions, decisions and/or statutes which affect ALLIQUA and its enterprise as well as the possibility of the sale of the PRODUCTS in the TERRITORY. ALLIQUA will pay all taxes, license fees, permit fees or registration fees and other costs and charges incurred by ALLIQUA connected with the establishment and/or the operation of ALLIQUA’s business as well as the sale of the PRODUCTS, insofar as such exist.

(4)
SORBION will be responsible, at its expense, for (i) obtaining and maintaining any required regulatory approvals and clearances with respect to the PRODUCTS in the TERRITORY, (ii) responding to requests from regulatory authorities in the TERRITORY with respect to the PRODUCTS, (iii) reporting any adverse events with respect to the PRODUCTS to applicable regulatory authorities in accordance with applicable laws and regulations, (iv) conducting any clinical studies with respect to the PRODUCTS and (v) obtaining reimbursement approvals for the PRODUCTS in the TERRITORY.

(5)
ALLIQUA will promptly report to SORBION any adverse events of which ALLIQUA becomes aware with regard to the PRODUCTS. ALLIQUA will conduct its distribution activities (including but not restricted to the keeping of distribution records, complaint handling, and problem reporting to SORBION and recall procedures) in accordance with applicable laws and regulations in the TERRITORY. ALLIQUA will provide for adequate insurance with regard to its distribution activities. ALLIQUA undertakes reasonable efforts to market the SORBION brand in the TERRITORY.

(6)
SORBION has the right to instruct ALLIQUA to immediately cease sales of the PRODUCTS in the event such sales would violate any applicable law, or would expose SORBION to product defect liability in the event of non-conformity. Such right of SORBION is in addition to its rights under section 2(3) of this AGREEMENT.

(7)
All marketing materials such as brochures, internet marketing and any kind of advertising must be in conformity of the PRODUCT’s respective instructions for use and have to be agreed upon with SORBION before launch. SORBION will not unreasonably withhold its approval of any such marketing materials. Changes in the PRODUCTS, the packaging and design are only allowed with prior written consent of SORBION. SORBION may provide for marketing, branding, corporate identity- and compliance-schemes and materials, which ALLIQUA must use commercially reasonable efforts to comply with and use. ALLIQUA must inform SORBION if ALLIQUA becomes aware of that such schemes and materials violate or interfere with applicable law in the TERRITORY, in which event the PARTIES will adjust such schemes and/or materials to accomplish the directive of SORBION at the best.

(8)
ALLIQUA will provide user support for local customers and be responsible for post-market surveillance in the TERRITORY (provided that SORBION shall be responsible for any reporting obligations to applicable regulatory authorities). ALLIQUA will establish procedures for complaint handling and will inform SORBION without undue delay of any problems relating to the PRODUCTS.

(9)
ALLIQUA will introduce and maintain a system for keeping distribution records, which enables ALLIQUA to perform a product recall, if such recall should become necessary. ALLIQUA will establish procedures to perform such a recall procedure. The distribution records will be kept for five years after the PRODUCTS “use-by”-date, even if the exclusivity and/ or the AGREEMENT have expired. In the event that a recall of the PRODUCTS becomes necessary, SORBION will provide to ALLIQUA instructions on recall procedures which shall be followed by ALLIQUA to the extent commercially reasonable. Costs of any recalls shall be borne by SORBION, unless recall necessity is solely as a result of ALLIQUA’s negligence.

(10)
ALLIQUA will follow the applicable regulations for marketing medical devices and the applicable regulations on fair competition and fair dealing. Even if there are no local restrictions in the TERRITORY, ALLIQUA will not use fraudulent or misleading advertising or marketing.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

section 5
Use of trademarks and intellectual property

(1)
SORBION grants to ALLIQUA the right to use the trademarks SORBION, SORBION Sachet S, SORBION Sana for the sale and distribution of the PRODUCTS delivered by SORBION to customers in the TERRITORY and for marketing activities in the TERRITORY under the terms and for the duration of this AGREEMENT as long as it is clearly indicated that the Product is manufactured by SORBION and imported and distributed by ALLIQUA.

(2)
ALLIQUA will market, sell and deliver the PRODUCTS as provided by SORBION only under the SORBION SORBION Sachet S, SORBION Sana trademark and Logo with the original package and directions for use. SORBION will add a reference identifying ALLIQUA as responsible importer /vendor and/or local contact. The design requires the prior written consent of both PARTIES.

(3)
ALLIQUA agrees not to use any name or trademark similar to, confusingly or deceptively similar with the trademarks of SORBION and to assist SORBION, at SORBION’s request and expense, in taking all reasonable steps to defend or to protect its trademarks relating to the PRODUCTS in the TERRITORY.

(4)
From the marketing, sale, distribution, or other use of the PRODUCTS, ALLIQUA generally does not derive any right regarding the trademark, Logo, symbols or part thereof of SORBION. If local law grants any such rights to ALLIQUA, ALLIQUA is obliged and guarantees to return the right to SORBION immediately after the end of exclusivity and/or the AGREEMENT without costs to SORBION.

(5)
ALLIQUA undertakes to use intellectual property (i.e. trademarks, patents, know-how, copyright) belonging to SORBION only in the manner and to the extent expressly permitted by this AGREEMENT or in writing by SORBION. ALLIQUA will provide all possible co-operation and assistance, at SORBION’s request and expense, in SORBION’s efforts to protect its intellectual property in the TERRITORY.

section 6 Sales Forecast / Market Analysis

~~(1)~~	ALLIQUA shall provide SORBION with a first market analysis for 2014 on or before 30.11.2013.

(2)	In each quarter ALLIQUA shall provide SORBION with a marketing- and activity-report, relating to its own activities and the general market development with respect to the PRODUCTS.

(3)
Not later than thirty (30) days prior to first day of each calendar quarter during the term of this AGREEMENT, ALLIQUA shall also provide to SORBION: (i) its non-binding written forecast of ALLIQUA’s good faith written estimate of expected requirements for PRODUCTS during the following 12 months, and (ii) its binding written forecast of ALLIQUA’s requirements for PRODUCTS, during such calendar quarter (for example, the forecast for the first calendar quarter of each year shall be provided not later than 30 days prior to the first day of the first calendar quarter of such year). Each such binding forecast shall be broken down on a month-by-month basis for the applicable calendar quarter.

(4)
SORBION shall provide ALLIQUA with any information regarding SORBION’s sales activity outside the TERRITORY, including for new products and special marketing activities, except regarding confidential information as determined by SORBION.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

section 7
 Warranty and liability

(1)
ALLIQUA shall examine the PRODUCTS promptly after collection/delivery of the PRODUCTS for any damage that is obvious from a visual inspection (“Obvious Defects”). Obvious defects shall be notified to SORBION in writing immediately, in any event not later than seven days after receipt. Defects that are not Obvious Defects have to be notified promptly after discovery. If SORBION is not notified in time, all claims are excluded.

(2)
If the delivered PRODUCTS are not conforming to the specifications agreed between the PARTIES or the other requirements of this AGREEMENT (hereinafter referred to as “DEFECTIVE PRODUCTS” or “DEFECT”) SORBION at its choice will either render substitutive delivery or repair, promptly and at no additional cost to ALLIQUA. DEFECTIVE PRODUCTS shall, on demand of SORBION and at its costs, be returned or be demolished. If SORBION fails to fill the order at issue with PRODUCTS that are not DEFECTIVE PRODUCTS within 30 days after ALLIQUA’s original requested delivery date, then ALLIQUA has the right to rescind the relevant portion of the order upon notice to SORBION, in which event SORBION will refund to ALLIQUA any amounts previously paid by ALLIQUA with respect to such order.

(3)
THE WARRANTY AND LIABILITY OF SORBION IS EXCLUDED, IF THE DEFECT IS BASED ON A USE OUTSIDE THE TERRITORY, IMPROPER TRANSPORT OR STORAGE BY ALLIQUA, OR BECAUSE ALLIQUA HAS DISREGARDED WRITTEN INSTRUCTIONS OF SORBION WITH RESPECT TO THE STORAGE OR HANDLING OF PRODUCTS.

(4)
To the best knowledge of SORBION the use of the trademarks and use or sale of the PRODUCTS does not infringe any rights of third parties. HOWEVER NO WARRANTY ABOUT THE ABSENCE OF AN INFRINGEMENT OF THIRD PARTIES’ INTELLECTUAL PROPERTY RIGHTS IN THE TERRITORY IS GIVEN AND ABOUT THE FACT OF THE CONTINUANCE OF THE TRADEMARKS AND THE UNDERLYING INTELLECTUAL PROPERTY CONCERNING THE PRODUCTS.

(5)
SUBJECT TO SECTION 7 (6) BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUES OR BUSINESS) WHETHER ARISING OUT OF WARRANTY, INDEMNITY, CONTRACT, NEGLIGENCE OR OTHER TORT, OR OTHERWISE.

(6)
Notwithstanding anything to the contrary, the liability exclusions set forth in section 7 (5) will not apply to: (i) any damages arising from a PARTY’s gross negligence, fraud or willful misconduct or (ii) the PARTIES’ respective indemnity obligations under section 8.

section 8
 Product liability

(1)
SORBION shall indemnify, defend and hold ALLIQUA and its affiliates and its and their respective officers, directors, employees and agents harmless against any claims, actions, lawsuits and investigations brought by a third party (“THIRD PARTY CLAIMS”) and will pay any settlements, awards, fines and reasonable attorney’s fees and expenses and court costs associated with such THIRD PARTY CLAIMS (collectively, “LOSSES”), in each case to the extent arising from or relating to any assertion that any Product contains a defect, such as faulty design, materials or workmanship, unless caused by ALLIQUA’s negligence, fraud or willful misconduct; provided, however, that ALLIQUA provide proper notice of the potential THIRD PARTY CLAIM in accordance with section 8(2) below, and provided that SORBION shall have the exclusive right, subject to its own indemnity insurance agreements, to select counsel and to accept or reject any offers of settlement with adverse parties. SORBION’S right to select counsel and to have exclusive right to accept or reject any offers of settlement shall be a precondition for any indemnification. This clause shall not apply to any THIRD PARTY CLAIM related solely to unauthorized sales made in contravention of a cessation instruction under section 4(6) of this AGREEMENT.

(2)
ALLIQUA shall immediately notify SORBION in writing of any notice or claim for which ALLIQUA seeks indemnity pursuant to section 8(1) and of the commencement of any suit or action with respect to any such claim, but in no event more than five (5) business days following the first day ALLIQUA becomes aware of the suit or action; provided, however, that the failure to give timely notice hereunder will not affect rights to indemnification hereunder if Alliqua has committed this failure neither deliberately nor carelessly. ALLIQUA shall permit SORBION to become informed of and to follow any such proceedings.

(3)
ALLIQUA shall indemnify, defend and hold SORBION and its affiliates and its and their respective officers, directors, employees and agents harmless against any THIRD PARTY CLAIMS, and will pay any associated LOSSES, in each case to the extent arising from or relating to ALLIQUA’s negligence, fraud or willful misconduct.

(4)
In the event one PARTY is liable to indemnify the other hereunder, the indemnity shall include any and all liability as against third parties, as well as reasonable legal and any other costs incurred in defending or settling such claims.

(5)
The provisions of this section 8 shall not be affected by the completion, termination or cancellation of this AGREEMENT or any part thereof, and shall apply notwithstanding any other provisions of this AGREEMENT.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

section 9
 Purchase of PRODUCTS; Competition

(1)	ALLIQUA shall purchase the PRODUCTS only from SORBION.

(2)
ALLIQUA shall not during the term of the AGREEMENT without the prior written consent of SORBION, whether directly or indirectly, itself or through third parties, distribute, sell, advertise or otherwise market any wound dressing containing alginate nor any superabsorbent products that compete with any of the PRODUCTS.

section 10
 Duration / Termination of the AGREEMENT

(1)	The initial term of this AGREEMENT begins on the date appearing on the signature page below and ends on December 31, 2018.

(2)
In September 2014, the PARTIES will agree on Minimum Annual Purchase Amount to be met in 2018. If these Minimum Annual Purchase Amount is met, the Distributor AGREEMENT shall be renewed automatically for another year after the initial term. If the PARTIES cannot agree on the Minimum Annual Purchase Amount for 2018 until 31 September 2014 or until a mutually agreed extension date, the AGREEMENT will end automatically on December 31, 2018. Likewise, the PARTIES will agree within September 2015, September 2016, September 2017 and – as the case may be – September 2018 on Minimum Annual Purchase Amounts to be met in 2019, 2020, 2021 and 2022, and if the Minimum Annual Purchase Amount for any such year is met, then the AGREEMENT will be renewed automatically, each time for another year. Therefore, if the agreed Minimum Annual Purchase Amounts are met by ALLIQUA each year, the total duration of AGREEMENT will be extended until December 31, 2023. The PARTIES will negotiate on any further extension mutually.

(3)	ALLIQUA may terminate this AGREEMENT at any time upon six (6) months prior, written notice to SORBION.

(4)	Each PARTY’s right to terminate this AGREEMENT for good cause remains unaffected. Good cause for termination by Sorbion shall be limited to the following:

	a change in the ownership of ALLIQUA unless interference with the legitimate interests of SORBION is not thereby to be anticipated;

a material breach of obligations out of sales contracts concluded in the framework of this AGREEMENT (above all, the failure to settle outstanding purchase-price receivables), which breach is not cured within sixty (60) days after receiving written notice of such breach from SORBION;

•	ALLIQUA’s material breach of any of its obligations under this AGREEMENT, which breach is not cured within sixty (60) days after receiving written notice of such breach from SORBION;
•	in case ALLIQUA at any time challenges any intellectual property of SORBION;
•	ALLIQUA’s application for opening of insolvency proceedings as well as the refusal to open insolvency proceedings for lack of assets, or any similar proceeding; or
•
full closure of business (other than on account of any PRODUCT or market issues or for other reasons outside of ALLIQUA’s reasonable control), with an actual or anticipated duration of more than ninety (90) days.

(5)	The termination requires written form. It may be sent by fax, first-class mail or email using the notice address in Section 12 below.

(6)
The termination and ending of this AGREEMENT shall not affect the purchase contracts concluded in the course of its performance. In the event of any termination, SORBION will continue to supply ALLIQUA so that the latter can perform the transactions entered into with third parties in the normal course of business prior to expiry of the AGREEMENT.

(7)	Documents provided to ALLIQUA may no longer be used from the ending of the AGREEMENT and are to be returned, unless consumed as intended.

(8)
The use of intellectual property rights and designations in the sense of this AGREEMENT shall be ceased at the ending of the AGREEMENT; provided, however, that ALLIQUA shall be entitled to market and sell any PRODUCTS that are in inventory or on order as of the effective date of any expiration or termination of this AGREEMENT for a period of six (6) months after the effective date of such expiration or termination.

(9)	ALLIQUA will, at the ending of the AGREEMENT, cooperate in smoothly transferring the customer relations.

(10)
Termination of this AGREEMENT shall not give rise to a right of either PARTY hereto for compensation of any losses or damages incurred by the termination of this AGREEMENT only, which shall not affect either PARTY’s rights or remedies for any other reason, including any reason to terminate this AGREEMENT. ALLIQUA especially shall have no claim against SORBION for compensation for loss of distribution rights, loss of goodwill or any similar loss.

(11)
The following provisions will survive any expiration or termination of this AGREEMENT: section 4 (“Agreement of Quality Assurance”), section 7 (“Warranty and liability”), section 8 (“Product liability”), section 10 (“Duration and Termination of the AGREEMENT”), section 11 (“Confidentiality”) and section 12 (“Miscellaneous”).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

section 11
Confidentiality

Each PARTY hereby undertakes:

(a)
at all times during the continuance of this AGREEMENT and for five (5) years after its termination not to disclose or divulge the contents of this AGREEMENT to any third party, whether in whole or in part, without the prior written consent of the other PARTY, unless (i) the same is required in terms of any statutory or regulatory obligation or requirement or exchange rules or (ii) on a confidential basis to any prospective financing source or acquirer and their advisors;

(b)
at all times during the continuance of this AGREEMENT and for five (5) years after its termination to maintain confidentiality of information which is marked “confidential” or “secret” or which might fairly be considered to be of a confidential nature, supplied by the other PARTY and including, but not limited to, trade secrets, know-how, procedures, formulas, statistics, marketing and sales plans, costs and pricing concepts not publicly released by the other PARTY;

(c)
on the expiry or termination of this AGREEMENT, or upon the request of the other PARTY made at any time, to deliver immediately to such other PARTY all documents and other materials in the possession, care, custody and/or control of the first PARTY that bear or incorporate the confidential information of the other PARTY whether in whole or in part; provided, however, such first PARTY will not be required to deliver any copies of documents or other materials necessary for its performance under this AGREEMENT or that are maintained in such PARTY’s backup or archival systems.

section 12
 Miscellaneous

(1)
Neither PARTY is entitled to transfer any rights or obligations under this AGREEMENT to third parties without the other PARTY’s prior, written consent.  However, notwithstanding the foregoing (but subject to SORBION’s termination right under clause 10(4) to the extent applicable), either PARTY may, without any requirement to obtain the other PARTY’s consent, transfer and assign its rights and obligations under this AGREEMENT to (i) an affiliated company of such PARTY or (ii) in connection with any merger, sale of equity interests, sale of all or substantially all assets or other change of control transaction relating to such PARTY or such PARTY’s line of business to which this AGREEMENT relates.

(2)
This AGREEMENT shall not be altered or modified, unless in writing and signed by both PARTIES hereto. The same applies for any modification of this requirement of the written form. The Exhibits are an integral part of this AGREEMENT.

(3)
NOTICES: All notices, requests, demands and other communications provided for in this AGREEMENT shall: (a) be in writing; (b) be sent by hand delivery, first class mail, overnight courier, email or facsimile transmission and (c) be addressed to the PARTIES hereto as indicated below unless otherwise specified in writing by any such PARTY.

If to Sorbion:

Olaf Ohm
Im Südfeld 11,
48308 Senden,
Germany

If to Alliqua:

Brian Posner, Chief Financial Officer
2150 Cabot Blvd West
Langhorne, PA 19047
United States
bposner@alliqua.com

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(4)
This AGREEMENT shall to the greatest extent possible be interpreted in such a manner as to comply with the applicable laws. However, if any provision hereof is, notwithstanding such interpretation, determined to be or become invalid or unenforceable, or if there is an omission, the remaining provisions of this AGREEMENT shall remain to be binding upon the PARTIES. The PARTIES agree to replace any such invalid or unenforceable provision by a valid and enforceable one which comes as close as possible to the original purpose and intention of the invalid or unenforceable provision. In the event of an omission, a provision which corresponds with the intention and purpose of what would have been agreed between the PARTIES if the matter had been considered at the outset shall be deemed to have been agreed.

(5)
In the event of any controversy or claim arising out of or relating to any provision of this AGREEMENT or the breach thereof, the PARTIES shall try to settle the problem amicably between themselves. Should they fail to agree, any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be determined by confidential arbitration administered by the American Arbitration Association in accordance with its International Arbitration Rules. The number of arbitrators shall be one. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The Parties agree to keep the substance of the arbitration confidential except to the extent commercially necessary. The Parties agree not to make any public statements, written or verbal, or cause or encourage others to make any public statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices, or conduct of each other, its employees, directors, and officers. The Parties acknowledge and agree that this prohibition extends to statements, written or verbal, made to anyone, including but not limited to, the news media, investors, potential investors, any board of directors or advisory board or directors, industry analysts, competitors, strategic partners, vendors, employees (past and present), and clients. The Parties understand and agree that this Paragraph is a material provision of this Agreement and that any breach of this Paragraph shall be a material breach of this Agreement, and that each Party would be irreparably harmed by violation of this provision. For the avoidance of doubt, any sale of PRODUCTS are on basis of Section XIII of the General Terms and Conditions of Sale and Transfer and not subject to the sentences stated before.

(6)
This AGREEMENT, and any disputes directly or indirectly arising from or relating to this AGREEMENT, will be construed and controlled by the laws of the State of New York, U.S.A. (without reference to the choice of law rules thereof).

(7)
This AGREEMENT (including the Exhibits attached hereto) constitutes the final, complete and exclusive agreement of the PARTIES concerning the subject matter hereof, and supersedes any other communication related hereto.

(8)
This AGREEMENT may be executed in multiple counterparts (which may be exchanged by facsimile or via email by .pdf copies), each of which will be deemed an original and all of which together will constitute one instrument.

(signature page follows)

Senden, 23 September 2013                               New York, 20 September 2013

Sorbion                                                                Alliqua

/s/ Michael Stonner                                           s/David I. Johnson
Michael Stonner                                                 David I. Johnson
managing director                                              C.E.O.

/s/ Olaf Ohm
Olaf Ohm
proxy

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exhibit – A

Territory

•           United States of America

•           Canada

•           Latin America

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exh. A

Exhibit B, Annex 1

Annex 1 Products

Product Name	VE	SAP-Nr.	Artikei-Nr.
sorbion sachet S 10 x 10 cm US	10	10012	22143004-10
sorbion sachet S 20 x 10 cm US	10	10022	22143009-10
sorbion sachet S 20 x 20 cm US	10	20033	22143006-10
sorbion sachet S 30 x 20 cm US	10	20039	22143007-10

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exh. B, Annex 1

Exhibit B, Annex 2

Annex 2 Products

Product Name	VE	SAP-Nr.	Artikei-Nr.
sorbion sachet S 7,5 x 7,5 cm US	10	10002	22143002-10
sorbion sachet S 12,5x10 cm US	10	10046	22143018-10
sorbion sachet S Drainage 10 x 10 em US	10	10048	22143008-10
sorbion sachet multi star ø 8 cm US	10	10222	22143019-10
sorbion sachet multi star ø 14 cm US	10	10223	22143020-10
sorbion sachet border 10 x 10 cm	10	10107	22663011-10
sorbion sachet border 15 x 15 cm US	10	10189	22663004-10
sorbion sachet border 25 x 15 cm US	10	10188	22663009-10
sorbion sachet border 25 x 25 cm US	10	10190	22663006-10

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exh. B, Annex 2

Exhibit B, Annex 3

Annex 3 Products

Product Name	VE	SAP-Nr.	Artikei-Nr.
sorbion sana gentle 8,5 x 8,5cm US	10	10224	25523002-10
sorbion sana gentle 12 x 12cm US	10	20225	25523004-10
sorbion sana gentle 22 x 12cm US	10	10226	25523009-10
sorbion sana gentle 22 x 22cm US	10	10227	25523006-10
sorbion sana gentle 32 x 22cm US	10	10228	25523007-10
sorbion sana multi star iii 11em	10	10214	25143019-10
sorbion sana multi star iii 17 em	10	10217	25143020-10

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exh. B, Annex 3

Exhibit C

General Terms and Conditions

I.  General
1.  These General Terms and Conditions for the Sale of Goods shall only apply to natural persons or entities, or the partnerships with legal personality acting in their commercial or self-employed capacity (entrepreneurs) at the time the contract is concluded and shall exclusively apply.
2.  Conflicting, deviating or supplementary terms and conditions laid down by the buyer shall not be recognized unless previously and expressly approved by the seller in writing.  These General Terms and Conditions for the Sale of Goods shall also apply when the seller supplies the buyer without reservation after having been informed of conflicting or divergent terms and conditions on the part of the buyer.
3.  These conditions shall govern any and all future contract of sale between the seller and the buyer.
II.  Orders and Specifications
1.  The seller’s quotations are subject to change and are non-binding, unless the seller has explicitly designated them as binding.  Any apparent mistakes due to error In any sales literature, quotation, price list, acceptance of offer, invoice or other document of information issued by the seller shall be subject to correction without any liability on our part.
2.  Upon placing an order for the required goods, the buyer shall make a binding offer to enter into a contract.
3.  The seller shall be entitled to accept the offer within five working days either by dispatching an order confirmation or by dispatching the ordered goods within the same period.
4.  If the goods are to be manufactured or any changes have to be made to the goods, the packaging or instructions of use by the seller in accordance with a specification submitted by the buyer, the buyer shall indemnify the seller against any loss, damages, costs and expenses which results from the seller’s use of the buyer’s specification.
5.  The seller hereby reserves all proprietary and intellectual property rights as well as copyrights to any and all illustrations, calculations, drawing and other documentation.  The buyer may only disclose such items to third parties with the seller’s written consent, regardless of whether or not the seller has designated such items as confidential.  The same shall apply to the transmission of information relating to seller’s products which may have been made available to the buyer.
III.  Price of the Goods
1.  The price of the goods shall be the seller’s quoted price or, where no price has been quoted; the price listed in the seller’s published price list current at the date of acceptance of the order.  Where the goods are supplied for the export from Germany, the seller’s published export price list shall apply.
2.  The seller reserves the right, by giving notice to the buyer at any time before delivery, to adequately Increase or decrease the price of goods to reflect an increase or decrease in the costs of the products which is due to any factor beyond seller’s control (such as foreign exchange fluctuation, currency regulation, alteration of duties, significant increase in the costs of materials or other costs of the manufacture).
3.  Except as otherwise stated in any of the seller’s quotations or in any price list and agreed in writing, all prices are given on an ex works basis.  If seller agrees to deliver the goods otherwise, the buyer shall be liable to pay the seller’s charges for transportation, packing, duties and insurance.
4.  The price is exclusive of any applicable value added tax, which the buyer shall be additionally obliged to pay to the seller.
IV.  Terms of Payment
1.  The buyer shall pay the price of the goods within 30 days of receipt of the seller’s invoice.  Agreed discounts shall only be accepted if payment reaches seller within the agreed period and no overdue invoices remain.  The amount of discount is not deductible from freight costs but only from the value of the goods.
2.  Payment shall be effected by interbank payment transaction only; no cheque or bill of exchange will be considered as fulfillment of the payment obligation.
3.  It may be agreed between the parties that the buyer has to deliver a letter of credit issued by any bank accepted by the seller.  In this individual case it is assumed that any letter of credit will be issued in accordance with the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No.  500.
4.  If the buyer fails on make any payment on the due date then, without prejudice to any other right or remedy available to seller, seller shall be entitled to suspend further deliveries and/or to charge the buyer interest on the amount unpaid, at the rate of 8 percentage points per annum above European Central Bank reference rate from then being valid, until payment in full is made.  The buyer shall be entitled to prove that the delay of payment caused no or little damage only.
5.  A complaint lodged by the buyer shall not release him from any duty to effect payment.  With the exception of uncontested or legally enforced claims, the buyer shall not be entitled to withhold payment or offset such payments against any counterclaims he/she may be enforcing.  Incoming payments shall amortize outstanding debts in the order in which they have occurred.
6.  Place of fulfillment of payment is the main place of business of seller.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exh. C -1

V.  Delivery
1.  Delivery of the goods shall be made by the buyer collecting the goods at the seller’s premises at any time after seller has notified the buyer that the goods are ready for collection or, If some other place for delivery is agreed by seller, by delivering the goods to that place.
2.  Where delivery of the goods is to be made by seller in bulk, seller reserves the right to deliver up to 3% more or 3% less than the quantity ordered without any adjustment in the price, and the quantity so delivered shall be deemed to be in the quantity ordered.
3.  If a binding time for delivery is explicitly provided for in the contract, and seller fails to deliver and it responsible for failing to deliver within such time or any extension thereof granted, the buyer shall be entitled, on giving to seller within a reasonable time notice in writing, to claim a reduction of 0,5% per week (up to a maximum of 5%) of the price payable under the contract, unless it can be reasonable concluded from the circumstances of the particular case that the buyer has suffered no loss.  Further damages are excluded.  This exclusion shall not apply if the business had to be settled on a fixed date or if the delay was caused grossly negligently or intentionally by seller, seller’s agents or representatives or if there is any further breach of any essential contractual obligation.  In this case the provisions of Section XI shall apply.
4.  If, except in cases of force majeure, seller fails within such time of effecting delivery, the buyer shall be entitled by notice in writing to seller to fix a deadline after the expiry of which the buyer shall be entitled to terminate the contract.  He may also recover from seller any loss suffered by the buyer by reason or seller’s failure and according to the provisions of§§ 280, 281 German Civil Code.
5.  If the buyer fails to accept the delivery on due date, he shall nevertheless make any payment conditional on delivery as if the goods had been delivered.  Seller shall be entitled to compensation of any loss and/or additional costs occurred and to arrange for the storage of the goods at the risk and cost of the buyer.  If required by the buyer seller shall insure the goods at the cost of the buyer.
VI.  Transfer of Risks
Risk of damage to or loss of the goods shall pass to the buyer as follows:
in the case of goods to be delivered otherwise than the seller’s premises, • at the time of delivery or, if the buyer wrongfully fails to take delivery of the goods, the time when the seller has tendered delivery of the goods;
• in the case of goods to be delivered at the seller’s premises (“ex works, Incoterms 2000) at the time when the seller notifies the buyer that the goods are available for collection
VII.  Retention of Title
1.  Notwithstanding delivery and the passing of risk in the goods, or any other provision of these conditions, the property in the goods shall not pass to the buyer until the seller has received payment in full of the price of the goods and all other goods agreed to be sold by the seller to the buyer for which payment is then due.
2.  After termination of the contract the seller shall have absolute authority to retake, sell or otherwise deal with or dispose of all or any part of the goods in which title remains vested in the seller.
3.  Until such time as the property in the goods passes to the buyer, the buyer shall hold the goods as the seller’s fiduciary agent, and shall keep the goods properly stored, protected and insured.
4.  Until that time the buyer shall be entitled to resell or use the goods In the ordinary course of its business, but shall account to the seller for the proceeds of sale or otherwise of the goods including insurance proceeds, and shall keep all such proceeds separate from any moneys or properties of the buyer and third parties.
5.  If the goods are processed or reshaped by the buyer and if processing is done with the goods that seller has no property in, seller shall become co-owner of the goods.  The same shall apply if the seller’s goods are completely reshaped and mixed with other goods.
6.  If third parties take up steps to pledge to otherwise dispose of the goods, the buyer shall immediately notify the seller in order to enable the seller to seek a court injunction in accordance with § 771 of the German Code of Civil Procedure.   If the buyer fails to do so in due time he will be held liable for any damages caused.
7.  The seller shall on demand of the buyer release any part of the collateral if the value of the collateral held in favour of the seller exceeds the value of the claims being secured.  It is to the seller’s decision to release those parts of the collateral suitable for him.
VIII.  Storage, Resale
After acquisition of the goods the buyer is responsible for the adherence to the respective legal regulations for the storage and use of the goods.  The goods shall be resold only in the unchanged original packaging.
IX.  Force Majeure
1.  Events of force majeure hindering the Parties in fulfilling their contractual obligations in part or in total, shall exempt and free the relevant Party from its obligation to fulfill this contract until the events of force majeure do not exist anymore.
The following shall be regarded as events of force majeure: fire, natural disaster, war, revolution, riots, acts of terrorism, shortage of raw materials, strike, lockouts, disturbances in seller’s business or business of suppliers, acts of government or authority.
2.  The other Party may terminate the contract if the event of force majeure lasts for more than six months or if the party terminating the contract can reasonably demonstrate that it would be unreasonable for the party to continuously be bound by the contract.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exh. C -2

X.  Warranties
1.  The buyer shall examine the goods immediately after delivery and in doing so check every delivery in any respect.  Any claim by the buyer which is based on any defect in the quality or condition of the goods or their failure to correspond with the specifications shall be notified to the seller within reasonable time, but not later than 7 working days from the date of delivery.
2.  The seller warrants that all items delivered under this agreement will be free from defects in material and workmanship, conform to applicable specifications, and, to the extent that detailed designs have not been furnished by the buyer, will be free from design defects and suitable for the normal use.
3.  The seller shall not be liable for the goods being fit for a particular purpose unless otherwise agreed upon, to which the buyer intends to put them.  The seller if not liable for the goods being suitable for the export to and the use in other countries than agreed by the parties.
4.  The above warranty is limited as follows:
• the seller shall not be liable in respect of any defect in the goods arising from any design or specification supplied by the buyer;
• the above warranty does not extend to parts, materials or equipment manufactured by or on behalf of the buyer unless such warranty is given by the manufacturer to the seller.
5.  This warranty does not cover defects in the goods or damages which are due to improper instruction or use (e.g. repeated use of goods; use of the goods in other countries than the agreed territory), combination with other products or maintenance misuse, disregard of instruction, neglect or any cause other than ordinary commercial application.
6.  Where any valid claim in respect of any goods which is based on any defect in the quality or condition of the goods or their failure to meet specifications is notified to the seller in accordance with this Conditions, the seller shall be entitled at the seller’s sole decision to either replace the goods free of charge or repair the goods.  Expenses incurred in remedying the defects, most notably transportation, labour costs and costs of materials shall be born by seller provided that such costs do not increase as a result of the goods being transported to a destination other than the place of fulfillment.  It the seller is neither ready nor able to either repair or replace the goods after two attempts the buyer shall be entitled at the buyer’s sole decision to claim for a reduction of price or the cancellation of the contract.
7.  Claims relating to defects shall become statute-barred within one year of the goods being delivered.  The statutory limitation periods shall apply in cases where seller can be charged with malice or intent or damages to life, limb or health.  The limitation period in the cases of delivery regress according to §§ 478, 479 German Civil Code remains unaffected.
XI.  Liability
1.  In accordance with the statutory provisions, the seller shall bear unlimited liability for damage to life, limb and health based on a negligent or intentional breach of duty on part of the seller, on the part of seller’s legal representatives or seller’s vicarious agents, and for damage subject to liability pursuant to the German Product liability Act (“Produkthaftungsgesetz”) and/ or mandatory foreign product liability laws in countries the goods were agreed to be used in.
2.  Seller shall be liable to the extent provided for by law for damage which is not covered by Clause 1 and which is based on an Intentional or grossly negligent breach of duty or malice on seller’s part as well as that of our legal representatives or our vicarious agents.  In that event, however, seller’s liability shall be limited to the foreseeable typically arising damage unless seller, seller’s legal representatives or vicarious agents have acted intentionally.
3.  To the extent that seller has issued a guarantee on quality and/or durability with respect to the goods or parts thereof, seller shall also be liable in the context of that guarantee.  However, seller shall only be liable for damage based on the absence of the guaranteed quality or durability, but which does not directly injure the goods themselves, if the risk of such damage is clearly covered by the quality and durability warranty.
4.  Seller shall also be liable for damage caused by ordinary negligence, if such negligence relates to the breach of contractual obligations the observance of which is of particular significance to the achievement of the contract purpose (essential obligations).  However, seller shall only be liable if the damage is typically associated with the contract, and is predictable.
5.  All other forms of liability shall be excluded, regardless of the legal nature of the claim asserted.
XII.  Miscellaneous
1.  The seller reserves the tight to improve or modify any of the products without prior notice, provided that such improvement or modification shall not affect the function of the product.
2.  This agreement shall not be assigned or transferred by buyer except with the written consent of the seller.
XIII.  Choice of law; Place of Jurisdiction
1.  This Agreement shall be governed by German Law, including the UN-Convention on the International Sale of Goods (CISG) but excluding the provisions of German International Private Law that might come to the application of foreign law.
2.  Place of jurisdiction shall be seller’s principle place of business, Germany.  The seller has the right to bring a claim before a court at the buyer’s principal place of business.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exh. C -3

Exhibit D

Price list

Product Name	VE	SAP-Nr.	Article-Nr.	price in €
sorbion sachet S 7,5 x 7,5 cm US	10	10002	22143002- 10	***** €
sorbion sachet S 10 x 10 cm US	10	10012	22143004- 10	***** €
sorbion sachet S 12,5x10cm US	10	10046	22143018- 10	***** €
sorbion sachet S 20 x 10 cm US	10	10022	22143009- 10	***** €
sorbion sachet S 20 x 20 cm US	10	10033	22143006- 10	***** €
sorbion sachet S 30 x 20 cm US	10	10039	22143007- 10	***** €
sorbion sachet S Drainage 10 x 10 cm US	10	10048	22143008- 10	***** €
sorbion sachet multi star 0 8 cm US	10	10222	22143019- 10	***** €
sorbion sachet multi star 0 14 cm US	10	10223	22143020- 10	***** €
sorbion sachet border 10 x 10 cm	10	10107	22663011- 10	***** €
sorbion sachet border 15 x 15 cm US	10	10189	22663004- 10	***** €
sorbion sachet border 25 x 15 cm US	10	10188	22663009- 10	***** €
sorbion sachet border 25 x 25 cm US	10	10190	22663006- 10	***** €
sorbion sana gentle 8,5 x 8,5cm US	10	10224	25523002- 10	***** €
sorbion sana gentle 12 x 12cm US	10	20225	25523004- 10	***** €
sorbion sana gentle 22 x 12cm US	10	10226	25523009- 10	***** €
sorbion sana gentle 22 x 22cm US	10	10227	25523006- 10	***** €
sorbion sana gentle 32 x 22cm US	10	10228	25523007- 10	***** €
sorbion sana multi star 0 11 cm	10	10214	25143019- 10	***** €
sorbion sana multi star 0 17 cm	10	10217	25143020- 10	***** €

Order rebate = *****% off, if order = *****€, order rebate = *****% off, if order = *****€.

Shipment Costs to be handled in accordance with Clause2(6) of the Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exh. D-1

Exhibit E

Minimum Annual Purchase Amount

2014	2015	2016	2017
500.000,00	1.000.000,00	2.500.000,00	4.000.000,00

Exh. E-1

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS IN THIS DOCUMENT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.